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                                                                    EXHIBIT 2.3



                               AMENDMENT NO. 2

                                       TO

                            STOCK PURCHASE AGREEMENT

                 AMENDMENT No. 2 dated as of August 25, 1997 (this "Amendment"), by and among Patterson Broadcasting, Inc., a Delaware corporation (the "Company"), Capstar Acquisition Company, Inc., a Delaware corporation ("Buyer"), and The Dyson-Kissner-Moran Corporation, a Delaware corporation, as representative of the stockholders of the Company (the "Stockholders' Representative"), to the Stock Purchase Agreement dated as of June 12, 1997, as amended by Amendment No. 1 dated as of July 2, 1997 (as amended, the "Purchase Agreement"), by and among Buyer, Capstar Broadcasting Partners, Inc., a Delaware corporation, the Company, the Stockholders' Representative and each of the persons identified on Schedule I thereto (the "Selling Stockholders"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                              W I T N E S S E T H

                 WHEREAS, the parties hereto have entered into the Purchase Agreement pursuant to which, among other things, the Selling Stockholders have agreed to sell, and the Buyer has agreed to purchase, the Shares and the Series A Preferred Shares; and

                 WHEREAS, the parties hereto desire to amend certain of the provisions of the Purchase Agreement as more particularly described below.

                 NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                        AMENDMENT TO PURCHASE AGREEMENT

                 1.01     The parties hereto acknowledge and agree that
Schedule 3.1(j) of the Purchase Agreement is hereby amended by adding the following paragraph (7) at the end thereof:
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                 "7.      Patterson Fresno Broadcasting Corp.

                          (a) The real property located in Dinuba, Tulare County, California as described in attachment 3.1(j)-P hereto.

                          (b) The real property located in Tulare County, California as described in attachment 3.1(j)-Q hereto."

                 1.02 The parties hereto acknowledge and agree that Paragraph 1 of Schedule 3.1(k) of the Purchase Agreement is hereby amended by adding the following subparagraph (c) at the end thereof:

                 "C.      KJOI-FM & KRDU-AM

                          (1) Commercial Lease Agreement dated September 1, 1989, as extended as of November 12, 1996, by and among Clarence Matlack, Phoebe Matlack, Deborah C. Twaddle as trustee for Carri A. Twaddle, Evelyn M. Cardoni and Radio Dinuba Company (tower located at Eshom Point, Tulare County, California)."

                 1.03 The parties hereto acknowledge and agree that Paragraph A(8) of Schedule 3.1(p) of the Purchase Agreement is hereby amended by adding the following subparagraphs (b), (c) and (d) at the end thereof:

                 "b. Employment Agreement dated November 21, 1995 between Radio Dinuba Company and Vallrie Dusablon (employee may be able to enforce the contract for the remainder of the term if terminated without cause).

                 c. Employment Agreement dated November 21, 1995 between Radio Dinuba Company and Archer Dusablon (employee may be able to enforce the contract for the remainder of the term if terminated without cause).

                 d. Consulting Agreement dated as of July 31, 1997 between Patterson Fresno Broadcasting Corp. and David
                          L. Hofer (severance of remaining compensation under the term if terminated other than as a result of death or disability)."
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                 1.04     The parties hereto acknowledge and agree that
Paragraph B(1) of Schedule 3.1(p) of the Purchase Agreement is hereby amended by adding the following subparagraphs (aaa), (bbb), (ccc) and (ddd) at the end thereof:

                 "aaa. Promissory Note dated June 17, 1997 issued by Patterson Pensacola Licensee Corp. in favor of the Company in the principal amount of $3,699,407.20.

                 bbb. Promissory Note dated June 17, 1997 issued by Patterson June Broadcasting Inc. in favor of the Company in the principal amount of $1,900,592.80.

                 ccc. Promissory Note Date July 31, 1997 issued by Patterson Fresno Broadcasting Corp. in favor of the Company in the principal amount of $3,424,800.00.

                 ddd. Promissory Note dated July 31, 1997 issued by Patterson Fresno Licensee Corp. in favor of the Company in the principal amount of $1,375,200.00."

                 1.05 The parties hereto acknowledge and agree that Paragraph B(1)(s) of Schedule 3.1(p) of the Purchase Agreement is hereby amended by deleting such Paragraph B(1)(s) in its entirety and replacing it with the following Paragraph B(1)(s):

                 "s. Second Amended and Restated Management Agreement dated as of July 31, 1997 between Patterson Fresno Broadcasting Corp. and Patterson Fresno Licensee Corp."

                 1.06 The parties hereto acknowledge and agree that Paragraph B(1)(u) of Schedule 3.1(p) of the Purchase Agreement is hereby amended by deleting such Paragraph B(1)(u) in its entirety and replacing it with the following Paragraph B(1)(u):

                 "u.      Second Amended and Restated Management Agreement
                          dated as of June 17, 1997 between Patterson Pensacola
                          Licensee Corp. and June Broadcasting, Inc."
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                 1.07    The parties hereto acknowledge and agree that
Paragraph B(8)(c) of Schedule 3.1(p) of the Purchase Agreement is hereby amended by adding the following subparagraphs (5), (6), (7), (8) and (9) at the end thereof:

                 "(5) Local Station Blanket Radio License Agreement effective January 1, 1996 between ASCAP and Radio Dinuba Company (KJOI-FM).

                 (6) Local Station Blanket Radio License Agreement effective January 1, 1996 between ASCAP and Radio Dinuba Company (KRDU-AM).

                 (7) 1997 BMI Radio Station Interim License Agreement effective January 1, 1997 between BMI and Radio Dinuba Company (KJOI-FM).

                 (8) 1997 BMI Radio Station Interim License Agreement effective January 1, 1997 between BMI and Radio Dinuba Company (KRDU-AM).

                 (9) Radio Broadcasting Performance License Agreement effective as of August 4, 1997 between SESAC, Inc. and Patterson Fresno Broadcasting Corp. (KJOI-FM).

                 (10) Radio Broadcasting Performance License Agreement effective as of August 4, 1997 between SESAC, Inc. and Patterson Fresno Broadcasting Corp. (KRDU-AM).

                 (11) Station License to Receive and Use Arbitron Radio Listening Estimates effective April 1, 1995 between Arbitron and Radio Dinuba Company (KJOI-FM & KRDU-AM)."

                 1.08 The parties hereto acknowledge and agree that Paragraph C of Schedule 3.1(q) of the Purchase Agreement is hereby amended by adding the following subparagraph (33) at the end thereof:

                 "(33)    Incentive Plan for John Araiza (KJOI-FM &
                          KRDU-AM)."

                 1.09     The parties hereto acknowledge and agree that Section
1.1 of the Purchase Agreement is hereby amended
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by deleting the definition of "Existing Title Policies" set forth in such
Section 1.1 and replacing such definition with the following:

                          "Existing Title Policies" means the title insurance
                 policies listed in Schedule 3.1(i) hereto, Title Insurance Policy (no. 449195 GL) issued by Chicago Title Insurance Company to Patterson Fresno Broadcasting Corp. with respect to certain real property located in Dinuba, Tulare County, California and Title Insurance Policy (no. 449195-A GL) issued by Chicago Title Insurance Company to Radio Dinuba Company with respect to certain real property located in Tulare County, California."

                                  ARTICLE II.

                                 MISCELLANEOUS

                 2.01 Invalidity, Etc. If any provision of this Amendment, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Amendment, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

                 2.02 Governing Law. This Amendment shall be interpreted, construed, and enforced under and according to the laws of the State of New York.

                 2.03 Recitals. The recitals set forth in the "Whereas" clauses in this Amendment are true and correct and are hereby incorporated herein by reference and made a part of the Purchase Agreement as amended hereby.

                 2.04 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                 2.05 Ratification. The parties hereto hereby ratify and approve the Purchase Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Purchase Agreement as amended hereby, are and remain in full force and effect.

                      *                *                *
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                 IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed as of the date first above written.


                                           BUYER:

                                           CAPSTAR ACQUISITION COMPANY, INC.



                                           By:     /s/ Kathy Archer
                                                   ---------------------------
                                              Name:  Kathy Archer
                                              Title: Vice President


                                           THE COMPANY:

                                           PATTERSON BROADCASTING, INC.


                                           By:     /s/ James M. Strawn
                                                   ---------------------------
                                              Name:  James M. Strawn
                                              Title: Vice President



                                           THE STOCKHOLDERS' REPRESENTATIVE:

                                           THE DYSON-KISSNER-MORAN CORPORATION


                                           By:     /s/ Bruce A. Cauley
                                                   ---------------------------
                                              Name:  Bruce A. Cauley
                                              Title: Vice President